UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 19, 2021

(Date of earliest event reported)

QUANTA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56025	81-2749032
(State of Incorporation)	Commission File Number	(IRS EIN)

632 S Glenwood Place

Burbank, CA 91506

(Address of principal executive offices)

(818) 659-8052

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock	Trading Symbol(s) QNTA	Name of each exchange on which registered. OTCQB

Item 7.01 Regulation FD Disclosure

On November 19, 2021, Quanta, Inc. (the “Company”) issued a press release announcing that it will hold a conference call on Tuesday, November 23, 2021 at 5:00 PM Eastern Standard Time. During the call, the Company’s CEO, Dr. Arthur Mikaelian, and the Company’s CFO, Clemente Pascarella, will present on the milestones achieved by the Company during the quarter ended September 30, 2021, as well as future positioning of the Company. Interested parties may register for the call via the following website: https://us06web.zoom.us/webinar/register/WN_FDQO-lDCTQ2TrwtTgdAdTQ. Additionally, questions may be submitted in advance by sending an email prior to 12:00 PM Eastern Standard Time on Monday, November 22, 2021 to medolife@cmwmedia.com with ‘QNTA Question’ in the subject line.

The press release is attached hereto as an exhibit and is incorporated by reference herein.

Item 9.01 Exhibits.

Exhibit No.	Description
99.1	Press Release Dated November 19, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanta, Inc.

Dated: November 19, 2021	By:	/s/ Arthur Mikaelian
Arthur Mikaelian, CEO